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                                                                     Exhibit B-6

                            UNANIMOUS WRITTEN CONSENT
                       IN LIEU OF A SPECIAL MEETING OF THE
                                 STOCKHOLDERS OF
                        COLUMBIA ASSURANCE AGENCY, INC.

     The undersigned, being the sole common stockholder of Columbia Assurance Agency, Inc., an Ohio corporation (the "Corporation"), does hereby consent and agree to the adoption of the following resolutions pursuant to the authority of
Section 1701.54 of the Ohio Revised Code, in lieu of holding a special meeting of the stockholders of the Corporation:

                         RESOLUTION AMENDING REGULATIONS

WHEREAS, The sole stockholder of the Corporation believes it to be in the best interests of the Corporation to amend the Regulations to provide for a range in the number of directors to be not less than one and not more than five.

     NOW, THEREFORE, BE IT RESOLVED, that Article II, Section 2.03, of the Regulations of the Corporation shall be deleted in its entirety and is hereby amended to read as follows:

          "Section 2.03 - Number. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than five (5) as determined from time to time by resolution of the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as may be provided elsewhere in the Regulations, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these Regulations. Directors need not be stockholders"

Dated and effective as Tuesday, June 1st, 2004.

                                        Columbia Energy Group

                                        /s/ Michael W. O'Donnell
                                        ----------------------------------------
                                        Michael W. O'Donnell
                                        President

                                        Being the sole stockholder of
                                        the Corporation